UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):           December 1, 2005
McRae Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-8578	56-0706710

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

402 North Main Street, Mt. Gilead, NC	27306

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:           (910) 439-6147
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information contained in Item 8.01 below is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
The information contained in Item 8.01 below is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
The information contained in Item 8.01 below is incorporated herein by reference.
Item 8.01 Other Events.
McRae Industries, Inc. (the “Company”) announced today that it has filed certificates of amendment to its certificate of incorporation with the Secretary of State of Delaware to effect a 1-for-200 reverse stock split, to be followed immediately by a 200-for-1 forward stock split, of the outstanding shares of both classes of its common stock (Class A and Class B) (the “transaction”). The transaction will take effect as of 11:59 p.m. (eastern time) on December 1, 2005. The main purpose of the transaction is to permit the Company to deregister the common stock under the Securities Exchange Act of 1934 (the “Exchange Act”) and thereby avoid the expenses associated with filing reports with the Securities and Exchange Commission.
As a result of the transaction, stockholders holding fewer than 200 shares of the Company’s common stock (Class A or Class B) immediately before the transaction will have such shares cancelled and converted into the right to receive from the Company a cash payment of $14.25 for each such share owned before the reverse stock split. Stockholders who are cashed out as a result of the transaction will be notified by the Company’s transfer agent, Wachovia Bank, N.A., and receive instructions regarding the exchange of their stock certificates for cash. Stockholders owning 200 or more shares of a class of common stock (Class A or Class B) immediately before the transaction will continue to hold the same number of shares of that class after completion of the transaction and will not receive any cash payment for their shares of that class. The Company expects to pay approximately $2.7 million to purchase shares cashed out in the transaction.
As a result of the transaction, the Company expects that the number of holders of record of each class of the Company’s common stock will be reduced to fewer than 300, which will enable the company to terminate the registration of its common stock under the Exchange Act. In connection with the transaction, trading of the common stock on the American Stock Exchange will be suspended. As previously announced, on November 4, 2005 the Company filed an application with the SEC to voluntarily delist and deregister the common stock. The Company expects to receive an order from the SEC effecting the delisting during the week beginning December 12, 2005.
The common stock is currently quoted in the Pink Sheets and stockholders will continue to be able to trade their shares in the over-the-counter markets or private transactions.

Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits

Exhibit No.	Document Description

99.1	Press Release issued on December 1, 2005 announcing completion of reverse/forward stock split

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCRAE INDUSTRIES, INC.

Date: December 1, 2005	By:	/s/ Marvin G. Kiser, Sr.

Marvin G. Kiser, Sr. Vice President of Finance

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K
McRAE INDUSTRIES, INC.

Date of Event Reported:	Commission File No:
December 1, 2005	1-8578

Exhibit No.	Document Description

99.1	Press Release issued on December 1, 2005 announcing completion of reverse/forward stock split